EXHIBIT 21

✓ W. R. GRACE & CO., a Delaware corporation
U.S. SUBSIDIARIES
12/31/12

✓ Chapter 11 Filing – April 2, 2001

	SUBSIDIARY NAME	STATE OF INCORPORATION
	Alltech Associates, Inc.	IL
	AP Chem Incorporated	MD
	Construction Products Dubai, Inc.	DE
✓	Darex Puerto Rico, Inc.	DE
	De Neef Construction Chemicals (US) Inc.	TX
✓	Dewey and Almy, LLC	DE
✓	Gloucester New Communities Company, Inc.	NJ
	Grace Asia Pacific, Inc.	DE
	Grace Chemicals, Inc.	DE
✓	Grace Chemical Company of Cuba	IL
	Grace Collections, Inc.	DE
✓	Grace Energy Corporation	DE
✓	Grace Europe, Inc.	DE
✓	Grace International Holdings, Inc.	DE
✓	Grace Management Services	DE
✓	Grace PAR Corporation	DE
✓	Guanica-Caribe Land Development Corporation	DE
✓	Hanover Square Corporation	DE
✓	Kootenai Development Company	MT
✓	Remedium Group, Inc.	DE
	Verifi LLC (f/k/a GR 2008 LLC)	MD
✓	Water Street Corporation	DE
✓	W. R. Grace Capital Corporation	NY
✓	W. R. Grace & Co.-Conn.	CT
✓	W. R. Grace Land Corporation	NY
NON-U.S. SUBSIDIARIES

COUNTRY/ SUBSIDIARY NAME
AUSTRALIA
Alltech Associates (Australia) Pty. Ltd.
Grace Australia Pty. Ltd.
BELGIUM
De Neef Contruction Chemicals NV (Belgium)
Grace Construction Products N.V.
Grace S.A. (f/k/a Grace N.V.)
Grace Silica N.V.
Inverco Benelux N.V.
BRAZIL
Grace Brasil Ltda.
Grace Davison Ltda.
CANADA
GEC Divestment Corporation Ltd.
Grace Canada, Inc.
W. R. Grace Finance (NRO) Ltd.
CHILE
Grace Quimica Compania Limitada
CHINA - PEOPLE’S REPUBLIC OF
Grace China Ltd.
Grace Trading (Shanghai) Co. Ltd.
Grace Catalysts (Qingdao) Company Limited
COLOMBIA
Grace Colombia S.A.
CUBA
Envases Industriales y Comerciales, S.A.
Papelera Camagueyana, S.A.
FRANCE
Alltech France S.A.R.L.
De Neef France SARL
Grace Produits de Construction SAS
W. R. Grace S.A.
GERMANY
Alltech Grom GmbH
De Neef Deutschland
Grace Bauprodukte GmbH
Grace Darex GmbH
Grace Germany GmbH (f/k/a Grace Energy GmbH)
Grace Europe Holding GmbH
Grace GmbH & Co. KG
Grace GP GmbH
Grace Management GP GmbH
Grace Silica GmbH
GREECE
Grace Hellas E.P.E.
HONG KONG
Alltech Applied Science Labs (HK) Limited
Alltech Scientific (China) Limited
De Neef Construction Chemicals (China) Limited.
W. R. Grace (Hong Kong) Limited
HUNGARY
Grace Értékesito Kft.
INDIA
Grace Davison Chemicals India Pvt. Ltd. (f/k/a Flexit Laboratories Private Ltd.)
W. R. Grace & Co. (India) Private Limited
INDONESIA
PT. Grace Specialty Chemicals Indonesia
IRELAND
Amicon Ireland Limited
Grace Construction Products (Ireland) Limited
Trans-Meridian Insurance (Dublin) Ltd.
ITALY
Alltech Italia S.R.L.
W. R. Grace Italiana S.p.A.
JAPAN
Grace Chemicals Kabushiki Kaisha
Grace Japan Kabushiki Kaisha
KOREA
Grace Korea Inc.
LUXEMBOURG
Grace Luxembourg S.A.R.L.
MALAYSIA
W. R. Grace (Malaysia) Sendiran Berhad
W. R. Grace Specialty Chemicals (Malaysia) Sdn. Bhd.
MEXICO
Grace Container, S. A. de C. V.
W. R. Grace Holdings, S. A. de C. V.
NETHERLANDS
Alltech Applied Science B.V.
Denac Nederland B.V.
LC Service B.V.
Storm van Bentem en Kluyver B.V.
NETHERLANDS ANTILLES
W. R. Grace N.V.
NEW ZEALAND
Grace (New Zealand) Limited
PANAMA
W. R. Grace (Panama) S.A.
PHILIPPINES
W. R. Grace (Philippines), Inc.
W.R. Grace Operations Center, Inc.
POLAND
Grace Sp. z o.o.
PORTUGAL
De Neef Portugal
RUSSIA
Grace CIS LLC
SINGAPORE
De Neef Asia Pte. Ltd. (Singapore)
W. R. Grace (Singapore) Private Limited
SOUTH AFRICA
Grace Davison (Proprietary) Limited
W. R. Grace Africa (Proprietary) Limited
SPAIN
De Neef Technologies S. L.
Grace, S.A.
Pieri Especialidades, S.L.
SWEDEN
De Neef Scandinavia AB
Grace AB
Grace Catalyst AB
Grace Sweden AB
SWITZERLAND
Grace Construction Products S.A. (f/k/a Pieri S.A.)
Union Financiere SA
TAIWAN
W. R. Grace Taiwan, Inc.
THAILAND
W. R. Grace (Thailand) Limited
UNITED KINGDOM
A.A. Consultancy & Cleaning Company Limited
Alltech Associates Applied Science Limited
Borndear 1 Limited
Borndear 2 Limited
Borndear 3 Limited
Cormix Limited
Darex UK Limited
De Neef UK Ltd.
Emerson & Cuming (Trading) Ltd.
Emerson & Cuming (UK) Ltd.
Exemere Limited
Grace Construction Products Limited
Pieri U.K. Limited
Servicised Ltd.
W. R. Grace Limited
VENEZUELA
Grace Venezuela, S.A.
Inversiones GSC, S.A.
VIETNAM
W. R. Grace Vietnam Company Limited